UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 20, 2006

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

1997 Long-Term Incentive Award Plan – 2006 Incentive Share / Performance Unit Award Opportunity Grants

On January 20, 2006, the Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc. authorized the grant of incentive share / performance unit award opportunities as of January 23, 2006 to selected executive officers, including James E. Rohr, PNC’s Chairman and Chief Executive Officer, and the company’s next four most highly-compensated executive officers, and to certain other senior officers of PNC.

Incentive shares and performance units are long-term incentive grants made under PNC’s 1997 Long-Term Incentive Award Plan, most recently approved by shareholders in 2001. Incentive share and performance unit grants are subject to the achievement of corporate performance goals and other conditions established by the Committee. At the end of the performance period, the Committee must certify the level of performance that has been achieved. The level of performance achieved will determine the maximum number of shares of PNC common stock (if any) that the Committee may award to an officer with respect to incentive shares and the maximum amount of cash (if any) that the Committee may award to an officer with respect to performance units.

The new 2006 incentive share / performance unit award opportunity grants have a three-year performance period, beginning January 1, 2006 and ending December 31, 2008, and a maximum combined award size at the end of the performance period of 200% of the target shares / units in each grant. The corporate performance goals for these grants will be based on PNC’s earnings per share growth and return on average common shareholders’ equity relative to its peer group. The incentive share portion of the award opportunity relates to performance levels up to and including target performance. Awards, if any, for achievement of any of these levels of performance would be made in early 2009 in shares of PNC common stock, up to 100% of the target shares in the grant. The performance unit portion of the award opportunity relates to performance levels from the target level up to and including the maximum performance level. If the level of performance achieved exceeds the target level, an additional award would be made in early 2009 for this premium level of performance (between target and maximum performance) in performance units, with a maximum award size of 100% of the target units in the grant. Awarded performance units would be paid in cash, with the maximum amount of the cash payment determined by multiplying the number of performance units then awarded by the per share price of PNC common stock on the award date in early 2009. Thus, the maximum combined award size for a grant would be 200% of the number of target shares / units in the combined grant.

With these 2006 grants, the Committee determined to move from its prior practice of granting incentive share award opportunities every three years as part of the long-term compensation component of total compensation for these officers to granting them incentive share / performance unit award opportunities annually, in smaller amounts, while maintaining a three-year performance period. We believe that smaller annual grants will provide the company with more flexibility to reflect changing market and other conditions and to make annual compensation awards more consistent. The Committee also decided to discontinue its practice of granting restricted stock on an annual basis as part of the long-term compensation component of total compensation for this selected group of officers, although the Committee may still make such restricted stock grants on an individual basis from time to time. Restricted stock grants continue to be a component of annual compensation for this selected group, since a portion of their annual incentive awards is paid in the form of restricted stock.

The 2006 incentive share / performance unit award opportunity grants made to the executive officers named in the summary compensation table in the proxy statement for our 2005 annual meeting of shareholders were as follows, with the numbers reflecting the target number of shares with respect to which the grants were made: James E. Rohr (50,000); Joseph C. Guyaux (19,000); William S. Demchak (19,000); Timothy G. Shack (15,000); and Thomas K. Whitford (13,000). The actual number of shares of PNC common stock, if any, and the amount of cash, if any, that an officer receives will be determined by the Committee early in 2009. One executive officer (not named in that summary compensation table) received a grant of restricted stock similar to the grants made last year to officers in this selected group rather than a 2006 incentive share / performance unit award opportunity grant.

The performance period for the last cycle of incentive share award opportunity grants ended December 31, 2005. The Committee will meet later in January to determine the level of performance achieved and the number of shares of restricted and unrestricted PNC common stock to be received for that cycle. No performance units were granted in the last cycle.

Item 7.01 Regulation FD Disclosure

On January 5, 2006, the Board of Directors of The PNC Financial Services Group, Inc., acting upon the recommendation of its Nominating and Governance Committee, approved amendments to the PNC Corporate Governance Guidelines. The amendments provide that in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board of Directors. The Nominating and Governance Committee will promptly consider the nominee’s resignation and will recommend to the full Board whether to accept or reject it. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting when the election occurred.

A copy of the PNC Corporate Governance Guidelines, as amended, is included in this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: January 26, 2006	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	The PNC Financial Services Group, Inc. Corporate Governance Guidelines, as amended	Furnished herewith